Exhibit 99.1

1 Fountain Square
Chattanooga, TN 37402
www.unum.com

news	FOR IMMEDIATE RELEASE
Contacts
	INVESTORS	Tom White Rob Lockerman	423 294 8996 423 294 7498
	MEDIA	Jim Sabourin	423 294 6300
866 759 8686

Unum Group’s Board of Directors authorizes

$750 million share repurchase

CHATTANOOGA, Tenn. (Dec. 13, 2013) – Unum Group (NYSE: UNM) announced today that its Board of Directors has authorized the repurchase of up to $750 million of the company’s outstanding common stock through June 12, 2015. This new authorization replaces the previous authorization of $750 million that was scheduled to expire on Jan. 31, 2014.

“This action by our Board of Directors reflects the confidence we have in our business plan, including our ability to continue to generate capital,” said Thomas R. Watjen, president and chief executive officer. “As has been the case in the past, we will seek to deploy that capital in the best way possible for our shareholders, and share repurchases will remain an important part of our capital management strategy.”

The timing and amount of any share repurchases under the new authorization, which may be made in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, will be determined by management based on market conditions and other considerations. The program can be modified, extended, or terminated by the board at any time.

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ABOUT UNUM

Unum Group (www.unum.com) is a leading provider of financial protection benefits in the United States and the United Kingdom. Unum’s portfolio includes disability, life, accident and critical illness coverage, which help protect millions of working people and their families in the event of an illness or injury. The company reported revenues of $10.5 billion in 2012, and its subsidiaries – Unum US, Colonial Life and Unum UK – provided $6.3 billion in benefits last year.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For more information visit us at www.unum.com or connect with us at

www.facebook.com/unumbenefits, www.twitter.com/unumnews and www.linkedin.com/company/unum

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about our ability to generate capital, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign; (2) sustained periods of low interest rates; (3) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality rates, and offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of claims management operations, and changes in government programs; (4) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (5) investment results, including but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments and the lack of appropriate investments in the market which can be acquired to match our liabilities; (6) effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyber attacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber or other information security systems, and business continuity planning; (7) ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (11) actual experience that deviates from our assumptions used in pricing, underwriting, and reserving; (12) actual persistency and/or sales growth that is higher or lower than projected; (13) changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of unemployment, consumer confidence, and/or legislative and regulatory changes, including healthcare reform; (14) effectiveness of our risk management program; (15) the level and results of litigation; (16) changes in accounting standards, practices, or policies; (17) fluctuation in foreign currency exchange rates; (18) ability to generate sufficient internal liquidity and/or obtain external financing; (19) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; and (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended Dec. 31, 2012 and any subsequently filed Forms 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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